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Exhibit 4.14 Amendment No. 1 to Warrant Agreement (New Class C Redeemable Common
                            Stock Purchase Warrants)



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                                 AMENDMENT NO. 1
                                       TO
                                WARRANT AGREEMENT

        This Amendment, made this 20th day of February, 1996, but effective retroactive to August 31, 1995, is by and between NuOasis Gaming, Inc. (formerly known as E.N. Philips Company), a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the "Warrant Agent").

        WHEREAS, the Company and its Warrant Agent entered into that certain Warrant Agreement, dated as of August 31, 1993, which provides the terms of the Company's New Class C Redeemable Common Stock Purchase Warrants; and

        WHEREAS, the Company and the Warrant Agent desire to amend Section 5.1 of the Warrant Agreement as herein provided.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto have agreed and do hereby agree as follows:

        Section 5.1 of the Warrant Agreement is hereby amended to read as follows:

        "5.1 Term of Warrants. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing on issuance and until one year after the effective date of a registrations statement registering the Common Stock issuable upon exercise of the Warrants, to purchase from the company the number of fully paid and non-assessable Warrant Shares which the Holder may at the time be entitled to purchase on exercise of such Warrants."

        Except as amended and modified by this Agreement, the terms and conditions of the Warrant Agreement shall otherwise remain in force and effect as stated therein.

                                            NUOASIS GAMING, INC.


                                            By:           /s/  John D. Desbrow
                                               ---------------------------------
                                            Name:         John D. Desbrow
                                            Title:        Secretary


                                            AMERICAN STOCK TRANSFER
                                            & TRUST COMPANY

                                            By:         /s/ Herbert J. Lemmer
                                               ---------------------------------
                                            Name:         Herbert J. Lemmer
                                            Title:        Vice President


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